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                                                                   EXHIBIT 10.20



                        INTEGRATED SILICON SOLUTION, INC.

                           1998 ISSI-TAIWAN STOCK PLAN


           1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Only nonstatutory stock options for shares of Integrated Silicon Solution (Taiwan), Inc. ("ISSI-Taiwan") may be granted under the Plan.

           2. Definitions. As used herein, the following definitions shall apply:

                     (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the laws of the Republic of China applicable to ISSI-Taiwan, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

                     (c) "Board" means the Board of Directors of the Company.

                     (d) "Code" means the Internal Revenue Code of 1986, as amended.

                     (e) "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

                     (f) "Common Stock" means the Common Stock of Integrated Silicon Solution (Taiwan), Inc., a company formed under the laws of the Republic of Taiwan.

                     (g) "Company" means Integrated Silicon Solution, Inc., a Delaware corporation.

                     (h) "Consultant" means any person, including an advisor, who is engaged by the Company or any parent, subsidiary or affiliate to render services, and any director of the Company whether compensated for such services or not.

                     (i) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Company; (iv) transfer between locations of



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the Company or between the Company, its subsidiaries, successors or affiliates; or (v) change in status from Employee to Consultant or Consultant to Employee.

                     (j) "Employee" means any person, including officers and directors, employed by the Company or any parent, subsidiary or affiliate of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                                   (i) If the Common Stock is listed on any
established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange, for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                                  (ii) If the Common Stock is quoted on the
NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

                                 (iii) In the absence of an established market
for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                     (m) "Option" means a nonstatutory stock option granted pursuant to the Plan. Such option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                     (n) "Optioned Stock" means the Common Stock subject to an Option.

                     (o) "Optionee" means an Employee or Consultant who receives an Option.

                     (p) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                     (q) "Plan" means this Nonstatutory Stock Plan.

                     (r) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.



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                     (s) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

           3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is Twelve Million (12,000,000) shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

                     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

           4. Administration of the Plan.

                     (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                     (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                                   (i) to determine the Fair Market Value of the
Common Stock;

                                  (ii) to select the Consultants and Employees
to whom Options may from time to time be granted hereunder;

                                 (iii) to determine whether and to what extent
Options, are granted hereunder;

                                  (iv) to determine the number of shares of
Common Stock to be covered by each such award granted hereunder;

                                   (v) to approve forms of agreement for use
under the Plan;

                                  (vi) to determine the terms and conditions,
not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);



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                                 (vii) to determine whether and under what
circumstances an Option may be settled in cash under Section 9(e) instead of Common Stock;

                                (viii) to determine whether, to what extent and
under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                                  (ix) to reduce the exercise price of any
Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

                     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

           5.        Eligibility.

                     (a) Options may be granted to Employees or Consultants.

                     (b) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

           6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

           7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

           8.        Option Exercise Price and Consideration.

                     (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 85% of the Fair Market Value per Share on the date of grant; provided, however, that Shares granted to an Employee or Consultant who, at the time of grant of such option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist



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entirely of (1) cash, (2) check, (3) promissory note, (4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; (5) any combination of the foregoing methods of payment, (6) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

           9. Exercise of Option.

                     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Except in the case of Options granted to Officers and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder to Officers shall be tolled during any unpaid leave of absence.

                               An Option may not be exercised for a fraction of
a Share.

                               An Option shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent for ISSI-Taiwan) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause ISSI-Taiwan or its transfer agent to issue) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                               Exercise of an Option in any manner shall result
in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                     (b) Termination of Employment. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or within such longer period of time as is determined by the Board), after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.



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                     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                     (d) Death of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of the death of an Optionee while Optionee is an Employee or Consultant, the Option may be exercised at any time within twelve
(12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

           10. Non-Transferability of Options. Unless otherwise provided for by the Administrator, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

           11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

           All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                     (a) the election must be made on or prior to the applicable Tax Date;



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                     (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

                     (c) all elections shall be subject to the consent or disapproval of the Administrator;

           In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

           12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                     (a) Changes in Capitalization. Subject to the Company having the number of shares of ISSI-Taiwan owned by the Company adjusted, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by ISSI-Taiwan; provided, however, that conversion of any convertible securities of ISSI-Taiwan shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by ISSI-Taiwan of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

                     (c) Merger or Asset Sale.

                               (i) In the event an Optionee's Continuous Status
as an Employee or Consultant is terminated by the Company without cause (as determined by the Administration) within 12 months following (i) a merger of the Company with or into another corporation, or (ii) the sale of substantially all of the assets of the Company, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Optionee would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested



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and exercisable for a period of fifteen (15) days from the date of such notice.
For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share or Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                     (ii) In the event of (i) a merger of ISSI-Taiwan with or into another corporation where ISSI-Taiwan is not the surviving corporation, or
(ii) the sale of substantially all of the assets of ISSI-Taiwan, the Option shall be exercisable (in accordance with the terms of the Option Agreement, including the vesting schedule) for the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the Company, or if the Company is not a holder at such time, by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

           13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

           14. Amendment and Termination of the Plan.

                     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.

                     (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.



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                     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

           15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the Shares may then be listed and any laws or regulations then applicable to ISSI-Taiwan, and shall be further subject to the approval of counsel for the Company and ISSI-Taiwan with respect to such compliance.

                     As a condition to the exercise of an Option, the Company or ISSI-Taiwan may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company or ISSI-Taiwan, such a representation is required by any of the aforementioned relevant provisions of law.

           16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                     The inability of the Company or ISSI-Taiwan to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel or counsel for ISSI-Taiwan to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

           17. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

           18. Rule 701. The issuer of the securities under this Plan within the meaning of Rule 701 under the Securities Act is ISSI-Taiwan.

           19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of ISSI-Taiwan within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

           20. Information to Optionees. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an



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individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.




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